                                                                       EXHIBIT 5



                               February 5, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:     PhyCor, Inc.
                Registration Statement on Form S-3

Ladies and Gentlemen:

        We are acting as counsel to PhyCor, Inc., a Tennessee corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission registering up to 7,360,000 shares of Common Stock, no par value per share (the "Common Stock"), of the Registrant to be sold by the Registrant and certain selling shareholders to the underwriters represented by Alex. Brown & Sons Incorporated, Equitable Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Piper Jaffray Inc. and Salomon Brothers Inc (the "Underwriters"), pursuant to the Underwriting Agreement between the Registrant and the Underwriters, a form of which was filed as
Exhibit 1 to the Registration Statement (the "Underwriting Agreement").

        In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, we are of the opinion that the shares of Common Stock being sold by the Registrant will be, when issued and delivered in the manner and on the terms described in the Registration Statement and the Underwriting Agreement (after the Registration Statement is declared effective), and the shares of Common Stock being sold by certain selling shareholders are, duly authorized, validly issued, fully paid and non-assessable.

February 5, 1997
Page 2


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                       Very truly yours,


                                       WALLER LANSDEN DORTCH & DAVIS,
                                       A PROFESSIONAL LIMITED LIABILITY COMPANY